SECURITIES PURCHASE AND SHAREHOLDERS AGREEMENT

THIS SECURITIES PURCHASE AND SHAREHOLDERS AGREEMENT (this “Agreement”) is made and entered into as of April 20, 2007, by and between Shaanxi Xindongxin Medicine Limited Company (the “Company”), a Chinese corporation having its registered address at Apartment B-2402, Oujin Garden Community, #34 Keji Road, Yanta District, Xi’an Shaanxi Province P.R.China. Its legal representative is HongLei Gao , Chinese nationalityô and Gardner Court Industries Inc. (“Purchaser”), a America corporation, having its registered address at 2503 W GARDNER CT . Its legal representative is Jing Yu , Norway nationality.

For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Agreement to Sell and Purchase.æPurchaser has agreed to subscribe 1 million shares of the Company, to take 100 % of the equity interest in the Company for a purchase price of US$178,089 .

The Company has agreed to sell the  1 million Shares to Purchaser for US$178,089 .

The Company has agreed with Purchaser to undertake certain obligations and covenants during such time as Purchaser owns the Shares.

2. Delivery and Paymentæthe Company shall submit documents to obtain the Business License of Foreign Investor Enterprise (FIE) and register with necessary governmental departments and Purchaser shall deliver to the Company, by wire transfer, US$178,089 within fourteen (14) days whenever the Business License of FIE is obtained.

3. Due Diligence: Purchaser’s obligation to close the transactions contemplated hereby shall be subject to Purchaser having completed to its satisfaction its due diligence investigation of the Company on or before Jan 31, 2007 subject that the Company provides necessary documents as required by the Purchaser on or before Jan 15, 2007.

4. Representations and Warranties of the Company: The Company hereby jointly and severally represents and warrants to Purchaser as follows:

4.1 Organization, Good Standing and Qualification: The Company is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of organization. The Company has the corporate power and authority to own and operate its properties and assets, to execute and deliver this Agreement.

4.2 Capitalization; Voting Rights:

(a) The total shares of the Company is 1 million, Honglei Gao holds 51%, Gen Chen holds 49%.

(b) There are no outstanding options, warrants, proxy or stockholder agreements, or arrangements or agreements of any kind for the purchase or acquisition from the Company of any of its securities.

4.3 Financial Statements: The Company has delivered to Purchaser a balance sheet and income statement at and as of Sep. 30, 2006 and has also delivered the audited financial report of the first three quarter of 2006. Said financial statements (a) accurately reflect the transactions set forth in the books and records of the Company; (b) were prepared in accordance with the Accounting Standard for Enterprise of the Peoples Republic of China; (c) fairly present the Company’s financial condition and the results of operations as of the relevant dates thereof and for the periods covered thereby; (d) contain and reflect all necessary adjustments and accruals for a fair presentation of the Company’s financial condition and the results of its operations for the periods covered by said financial statements; (e) contain and reflect adequate provisions for all reasonably anticipated liabilities for all taxes with respect to the period then ended and all prior periods; and (f) with respect to contracts and commitments for the sale of goods or the provision of services by the Company, contain and reflect adequate reserves for all reasonably anticipated material losses and costs and expenses in excess of expected receipts. The Company’s financial statements described above do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

4.4 Liabilities: The Company has no material contingent liabilities, except current liabilities incurred in the ordinary course of business. The financial statements provided by the Company are true and complete.

4.5 Changes: Since September 30, 2006, there has not been:

(a)  Any change in the business, assets, liabilities, condition (financial or otherwise), properties, operations or prospects of the Company, which individually or in the aggregate has had or could reasonably be expected to have a material adverse effect on the business or financial condition of the Company (a “Material Adverse Effect);

(b)  Any resignation or termination of any officer, key employee or group of employees of the Company.

(c)  Any material change, except in the ordinary course of business, in the contingent obligations of the Company by way of guaranty, endorsement, indemnity, warranty or otherwise;

(d)  Any damage, destruction or loss, whether or not covered by insurance, which has had, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect;

(e)  Any waiver by the Company of a valuable right or of a material debt owed to it;

(f)  Any direct or indirect material loans made by the Company to any stockholder, employee, officer or director of the Company, other than advances made in the ordinary course of business;

(g)  Any material change in any compensation arrangement or agreement with any employee, officer, director or stockholder; of the Company;

(h)  Any declaration of or payment of any dividend or other distribution of the assets of the Company;

(i)  Any debt, obligation or liability incurred, assumed or guaranteed by the Company, except those for immaterial amounts and for current liabilities incurred in the ordinary course of business;

(j)  Any other event or condition of any character that, either individually or in the aggregate, has had, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

4.6 Agreements with Related Parties: There are no agreements from the Company with or obligations of the Company to, officers, directors, managers, stockholders, members, partners or employees of the Company or their respective affiliates other than:

 (a) for payment of salary for services rendered;

(b) reimbursement for reasonable expenses incurred on behalf of the Company; and

 (c) obligations listed in the Company’s financial statements.

None of the officers, directors or, to the best of the Company’s knowledge, key employees or stockholders of the Company are indebted to the Company.

4.7 Litigation: There is no action, suit, proceeding or investigation pending or, to the Company’s knowledge, currently threatened against the Company that prevents the Company from entering into this Agreement, or from consummating the transactions contemplated hereby or thereby, or which has had, or could reasonably be expected to have, a Material Adverse Effect, or any change in the current equity ownership of the Company, nor is the Company aware that there is any basis to assert any of the foregoing. The Company is not a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality. There is no action, suit, proceeding or investigation by the Company currently pending or which the Company intends to initiate. Otherwise, all action, suit, proceeding, investigation pending or arbitral proceeding for any disputes or litigations and all pre-transaction liabilities in connection with the Company shall be borne and solved by the Company except the Purchaser. And all these shall not be damaged to the Purchaser and shall not affect the business operation of the Company.

4.8 Tax Returns and Payments: The Company has timely filed all tax returns required to be filed by it. All taxes shown to be due and payable on such returns, any assessments imposed, and all other taxes due and payable by the Company on or before the Closing, have been paid or will be paid prior to the time they become delinquent. No any penalty to the Company from the tax office of the government since the Company was incorporated.

4.9 Compliance with Laws; Permits: The Company is not in violation of any applicable statute, rule, regulation, order or restriction of any domestic or foreign government or any instrumentality or agency thereof in respect of the conduct of its business or the ownership of its properties which has had, or could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect. The Company has all material franchises, permits, licenses and any similar authority necessary for the conduct of its business as now being conducted by it, the lack of which could, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

4.10 Environmental and Safety Laws: The Company is not, and has never been, in violation of any applicable statute, law or regulation relating to the environment or occupational health and safety, and to its knowledge, no material expenditures are or will be required in order to comply with any such existing statute, law or regulation.

4.11 Insurance: The Company has general and necessary commercial insurance, which are customary for companies similarly situated to the Company in the same or similar business.

4.12 Employee and Labor Matters: The Company has complied with all applicable PRC laws and regulations relating to the employment of its employees, including without limitation laws and regulations pertaining to welfare funds, housing funds, social benefits, medical benefits, insurance, retirement benefits, pensions or the like.

4.13  Full Disclosure: Documents provided as described in the List of Legal Due Diligence, nor any other document delivered by the Company to Purchaser or its attorneys or agents in connection herewith or therewith or with the transactions contemplated hereby or thereby, contain any untrue statement of a material fact nor omit to state a material fact necessary in order to make the statements contained herein or therein, in light of the circumstances in which they are made, not misleading.

5. Penalties of Non-payment

The Purchaser agrees to pay the penalty US$ f zero point zero two percent (0.02%) of unpaid amount per day in case it does not wire the payment on time as in Article 2 of the Contract.

6. Arbitration

6.1 If any dispute with regard to the Agreement is not resolved through friendly consultation, either Party may submit the dispute to the China International Economic and Trade Arbitration Commission (CIETAC) for arbitration which shall be conducted in accordance with the Commission’s arbitration rules in effect at the time of application for the arbitration.

6.2 The Parties hereto agree that any arbitral award shall

be final and binding to the Parties.

7. Miscellaneous

7.1Governing Law: The formation, validity, interpretation,

implementation, modification, termination, and settlement of disputes respecting this Agreement shall be governed by the laws of the People’s Republic of China.

7.2 Amendment and Waiver: This Agreement may be amended or modified only upon the written consent of the parties hereto.

7.3 Facsimile Signatures; Counterparts: This Agreement may be executed by facsimile signatures and in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

7.4 Language. This Agreement shall be executed in four original Chinese copies and four original English copies. Both language versions shall be equally authentic and shall be given equal weight.

This Agreement will not be effective unless the Resolution of Shareholders’ Meeting of the Company is made in favor of this acquisition.

The CompanyæShaanxi Xindongxin Medicine Limited Company

Legal Representativeæ

Dateæ

Purchaseræ Gardner Court Industries Inc.

Legal RepresentativeæYu, Jing

Dateæ